EXHIBIT 10.5

CUSTODIAN AGREEMENT

among

[CUSTODIAN],

as Custodian,

EXETER FINANCE CORP.,

as Servicer,

and

[INDENTURE TRUSTEE],

as Indenture Trustee

Dated as of             , 20

THIS CUSTODIAN AGREEMENT, dated as of             , 20    , is made with respect to the issuance of Notes and a Certificate by Exeter Automobile Receivables Trust 20    -     (the “Issuer”), and is among [CUSTODIAN], as custodian (in such capacity, the “Custodian”), EXETER FINANCE CORP., as servicer (in such capacity, the “Servicer”), and [INDENTURE TRUSTEE], a                     , as indenture trustee (in such capacity, the “Indenture Trustee”). Capitalized terms used herein which are not defined herein shall have the meanings set forth in the Sale and Servicing Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Exeter Finance Corp. (“Exeter”) and EFCAR, LLC (“EFCAR”) have entered into a Purchase Agreement dated as of             , 20     (the “Purchase Agreement”), pursuant to which Exeter has sold, transferred and assigned to EFCAR all of Exeter’s right, title and interest in and to the [Initial] Receivables and certain [Initial] Other Conveyed Property [and will sell, transfer and assign to EFCAR on the applicable Subsequent Transfer Date all of its right, title and interest in and to the related Subsequent Receivables and certain Subsequent Other Conveyed Property];

WHEREAS, the Issuer, Exeter, as Servicer (the “Servicer”), EFCAR and [Indenture Trustee], as Indenture Trustee [and as Backup Servicer], have entered into a Sale and Servicing Agreement, dated as of             , 20     (the “Sale and Servicing Agreement”), pursuant to which EFCAR has sold, transferred and assigned to the Issuer all of EFCAR’s right, title and interest in and to the [Initial] Receivables and certain [Initial] Other Conveyed Property [and will sell, transfer and assign to the Issuer on the applicable Subsequent Transfer Date all of EFCAR’s right, title and interest in and to the related Subsequent Receivables and certain Subsequent Other Conveyed Property];

WHEREAS, the Indenture Trustee wishes to appoint the Custodian to hold the Receivable Files as the custodian on behalf of the Issuer and the Indenture Trustee;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Appointment of Custodian; Acknowledgement of Receipt. Subject to the terms and conditions hereof, the Indenture Trustee hereby revocably appoints the Custodian, but shall not be responsible for the acts or omissions of the Custodian, and the Custodian hereby accepts such appointment, as custodian and bailee on behalf of the Issuer and the Indenture Trustee, to maintain exclusive custody of the Receivable Files relating to the Receivables from time to time pledged to the Indenture Trustee as part of the [Initial] Other Conveyed Property and Subsequent Other Conveyed Property. In performing its duties hereunder, the Custodian agrees to act with reasonable care, using that degree of skill and attention that a commercial bank acting in the capacity of a custodian would exercise with respect to files relating to comparable automotive or other receivables that it services or holds for itself or others. The Custodian hereby, as of the Closing Date [and with respect to any Subsequent Receivables as of the applicable Subsequent Transfer Date], acknowledges receipt of the (i) fully executed original of the Contract (which may contain electronic, facsimile or manual signatures) and (ii) Lien

Certificate or, if such Lien Certificate has not yet been received, a copy of the application therefor, for each Receivable listed in the Schedule of Receivables attached as Schedule A to the Sale and Servicing Agreement [or the related Subsequent Transfer Agreement, as applicable] subject to any exceptions noted on the Custodian’s Acknowledgement (as defined below). As evidence of its acknowledgement of such receipt of such Receivables, the Custodian shall execute and deliver on the Closing Date [and with respect to any Subsequent Receivables, the applicable Subsequent Transfer Date,] the Custodian’s Acknowledgement attached hereto as Exhibit A, (the “Custodian’s Acknowledgement”).

2. Maintenance of Receivables Files at Office. The Custodian agrees to maintain the Receivable Files at its offices located at [address] or at such other office as shall from time to time be identified to the Indenture Trustee upon prior written notice and the Custodian will hold the Receivable Files in such office on behalf of the Issuer and the Indenture Trustee, clearly identified as being separate from any other instruments and files on its records, including other instruments and files held by the Custodian and in compliance with Section 3(a) hereof.

3. Duties of Custodian.

(a) Safekeeping. The Custodian shall hold the Receivable Files on behalf of the Indenture Trustee clearly identified as being separate from all other files or records maintained by the Custodian at the same location and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as will enable the Indenture Trustee to comply with the terms and conditions of the Sale and Servicing Agreement. Each Receivable shall be identified on the books and records of the Custodian in a manner that (i) is consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar receivables, (ii) indicates that the Receivables are held by the Custodian on behalf of the Indenture Trustee and (iii) is otherwise necessary, as reasonably determined by the Custodian, to comply with the terms of this Custodian Agreement. The Custodian shall carry out such policies and procedures in accordance with its customary actions with respect to the handling and custody of the Receivable Files so that the integrity and physical possession of the Receivable Files will be maintained. The Custodian shall promptly report to the Indenture Trustee and the Servicer any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Upon reasonable request of the Indenture Trustee, the Custodian shall make copies or other electronic file records (e.g. diskettes, CD’s, etc.) (the “Copies”) of the Receivable Files and shall deliver such Copies to the Indenture Trustee and the Indenture Trustee shall hold such Copies on behalf of the Noteholders. The initial Servicer shall pay for all costs and expenses relating to the Copies. Subject to Section 3(c) hereof, the Custodian shall at all times (i) maintain the original of the fully executed original retail installment sales contract or promissory note and (ii) maintain the original of the Lien Certificate or application therefore (if no such Lien Certificate has yet been issued), in each case relating to each Receivable in a fire resistant vault; provided, however, the Lien Certificate may be maintained electronically by the Registrar of Titles of the applicable state pursuant to applicable state laws, with confirmation thereof maintained by the Custodian or a third party service provider.

(b) Access to Records. The Custodian shall, subject to the Custodian’s security requirements applicable to its own employees having access to similar records held by the Custodian, which requirements shall be consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar files or records, and at such times as may be reasonably imposed by the Custodian, permit only the Noteholders and the Indenture Trustee or their duly authorized representatives, attorneys or auditors to inspect, at the Servicer’s expense, the Receivable Files and the related accounts, records, and computer systems maintained by the Custodian pursuant hereto at such times as the Noteholders or the Indenture Trustee may reasonably request.

(c) Release of Documents. Consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar files or records, the Custodian may release any Receivable in the Receivable Files to the Servicer, if appropriate, under the circumstances provided in Section 3.3(b) of the Sale and Servicing Agreement and upon receipt from the Servicer of a written request for release of documents substantially in the form attached hereto as Exhibit B.

(d) Administration; Reports. The Custodian shall assist the Indenture Trustee generally in the preparation of any routine reports to Noteholders or to regulatory bodies, if any, to the extent necessitated by the Custodian’s custody of the Receivable Files.

(e) Review of Lien Certificates. On or before the Closing Date, [and on or before the applicable Subsequent Transfer Date in the case of any Subsequent Receivables] the Custodian shall deliver to the Indenture Trustee and the Servicer a listing in the form attached hereto as Schedule II of Exhibit A, of all Receivables with respect to which a Lien Certificate, showing Exeter as secured party, was not included in the related Receivable File as of such date. In addition, the Custodian shall deliver to the Indenture Trustee and the Servicer an exception report in the form attached hereto as Schedule I of Exhibit A, (i) on the last Business Day of the calendar month during which the [    ] day after the Closing Date [(or, with respect to Subsequent Receivables, the [    ] day after the applicable Subsequent Transfer Date)] occurred, (ii) on the last Business Day of the calendar month during which the [    ] day after the Closing Date [(or, with respect to Subsequent Receivables, the [    ] day after the applicable Subsequent Transfer Date)] occurred and (iii) on the last Business Day of the calendar month during which the [    ] day after the Closing Date [(or, with respect to Subsequent Receivables, the [    ] day after the applicable Subsequent Transfer Date)] occurred.

4. Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee or from the Servicer. Such instructions may be general or specific in terms. A copy of any such instructions shall be furnished by the Indenture Trustee or the Servicer to the Issuer.

5. Custodian Fee. For its services under this Agreement, the Custodian shall be entitled to reasonable compensation and reimbursement for its out-of-pocket expenses to be paid by the initial Servicer.

6. Indemnification by the Custodian.

(a) If [Custodian] is no longer the Custodian, the Custodian agrees to indemnify the Indenture Trustee for any and all liabilities, obligations, losses, damage, payments, costs or expenses of any kind whatsoever (including the fees and expenses of counsel) that may be imposed on, incurred or asserted against the Indenture Trustee and its officers, directors, employees, agents, attorneys and successors and assigns as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files; provided, however, that the Custodian shall not be liable for any portion of any such liabilities, obligations, losses, damages, payments or costs or expenses due to the willful misconduct, bad faith or gross negligence of the Indenture Trustee or its officers, directors, employees and agents thereof. In no event shall the Custodian be liable to any third party for acts or omissions of the Custodian.

(b) The Servicer agrees to indemnify and hold harmless the Custodian against any and all claims, losses, liabilities, damages or expenses (including, but not limited to, reasonable fees and expenses of outside counsel, which shall include any reasonable fees and expenses of outside counsel incurred in connection with any enforcement of the indemnification obligation hereunder) arising out of or in connection with this Agreement that may be imposed upon, incurred by or asserted against the Custodian; provided that this Section 6(b) shall not relieve the Custodian from liability for its willful misconduct, bad faith or gross negligence. The provisions of this Section 6(b) shall survive the resignation or removal of the Custodian and the termination or assignment of this Agreement.

7. Limitation of Liability.

(a) In connection with the Custodian’s timely performance of its obligations and duties hereunder, the Custodian shall not be liable to any person for any loss, claim, damage, liability or expense resulting from or arising out of any act or failure to act by it, other than for any loss, claim, damage, liability or expense arising out of the Custodian’s willful misconduct, gross negligence or bad faith. The obligations of the Custodian shall be determined solely by the express provision of this Agreement.

(b) Except as specifically set forth herein, the Custodian shall be under no duty or obligation to inspect, review or examine the [Initial] Receivables [or Subsequent Receivables] or Receivable Files to determine the contents thereof or that such contents are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.

(c) The Custodian may rely, and shall be protected in acting or refraining from acting, in each case, in accordance with the terms of this Custodian Agreement, and need not verify the accuracy of, (i) any written instructions from any persons the Custodian reasonably believes to be authorized to give such instructions and who shall only be persons the Custodian believes in good faith to be authorized representatives, and (ii) any written instruction, notice, order, request, direction, certificate, opinion or other instrument or document reasonably believed by the Custodian to be genuine and to have been signed and presented by the proper party or parties, which shall mean signature and presentation by authorized representatives whether such presentation is by personal delivery, express delivery or facsimile.

(d) The Custodian may consult with counsel with regard to legal questions arising out of or in connection with this Agreement, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Custodian in reliance, in good faith, and in accordance therewith.

(e) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon, or security interest in, any [Initial] Receivable [or Subsequent Receivable] or Receivable File purported to be granted at any time pursuant to the Indenture.

(f) Notwithstanding anything to the contrary herein, the Custodian shall not be liable for any delays in performance for causes beyond its control, including, but not limited to, fire, flood, epidemic, unusually severe weather, strike, acts of the Issuer or the Servicer, restriction by civil or military authority in their sovereign or contractual capacities, transportation failure, or inability to obtain labor. In the event of any such delay, performance shall be extended for so long as such period of delay.

(g) The Custodian shall be under no responsibility or duty with respect to the disposition of any [Initial] Receivable [or Subsequent Receivable] or Receivable File while such [Initial] Receivable [or Subsequent Receivable] or Receivable File are not in its possession. If the Custodian shall reasonably request instructions from the Indenture Trustee with respect to any act, action or failure to act in connection with this Custodian Agreement, the Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian shall have received written instructions from the Indenture Trustee, without incurring any liability therefor to the Indenture Trustee or any other person; provided that the Custodian shall at all times maintain custody of the Receivable Files delivered to it (except as otherwise required by this Custodian Agreement) and otherwise comply with its obligations thereunder.

(h) In no event shall each of the parties hereto or its directors, affiliates, officers, agents, and employees be held liable for any special, indirect, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder.

(i) The Indenture Trustee shall not (i) have any duties or obligations hereunder except those expressly set forth herein or (ii) be subject to any fiduciary or other implied duties.

(j) No discretionary, permissive right, nor privilege of the Custodian shall be deemed or construed as a duty or obligation.

(k) The Custodian shall not be held responsible for the acts or omissions of the Seller, Servicer, Issuer, Indenture Trustee, [Backup Servicer,] Owner Trustee, or any other party to the Basic Documents, and may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Custodian to the contrary.

(l) The Custodian shall be entitled to any protection, privilege or indemnity afforded to the Indenture Trustee under the terms of the Indenture.

8. Effective Period, Termination, and Amendment; Interpretive and Additional Provisions. This Custodian Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided. This Custodian Agreement [may be amended at any time by mutual agreement of the parties hereto with the prior written consent of the Backup Servicer, and] may be terminated by any party by giving written notice to the other parties, such termination to take effect no sooner than thirty (30) days after the date of such notice. Upon any termination or amendment of this Custodian Agreement, the Indenture Trustee, in the case of amendments, and the party seeking termination, in the case of terminations, shall give written notice to the Servicer, who shall deliver such notice to [        ] (“[    ]”) and [        ] (“[    ]”) (collectively, the “Rating Agencies”). As promptly as possible after receipt of notice of termination of this Custodian Agreement, the Custodian shall deliver the Receivable Files to the Indenture Trustee on behalf of the Noteholders and at the Servicer’s expense, at such place or places as the Indenture Trustee may designate, and the Indenture Trustee, or its agent, as the case may be, shall act as custodian for such Receivables Files on behalf of the Noteholders until such time as a successor custodian has been appointed. If, within [seventy-two (72) hours] after the termination of this Custodian Agreement, the Custodian has not delivered the Receivable Files in accordance with the preceding sentence, the Indenture Trustee may enter the premises of the Custodian and remove the Receivable Files from such premises. In connection with the administration of this Agreement, the parties may agree from time to time upon the interpretation of the provisions of this Agreement as may in their joint opinion be consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed by all parties and annexed hereto. The Custodian’s costs and expenses related to any such amendment shall be paid by the Issuer pursuant to Section 5.7(a) of the Sale and Servicing Agreement or Section 5.6 of the Indenture, as applicable.

9. Governing Law. THIS CUSTODIAN AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO AND THEIR ASSIGNEES AGREE TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK.

10. Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

11. Notices. All demands, notices and communications hereunder shall be in writing, electronically delivered or mailed, and shall be deemed to have been duly given upon receipt (a) in the case of the Custodian, at the following address: [address], (b) in the case of the Indenture Trustee, at the following address: [address], (c) in the case of the Servicer, at the following address: [Exeter Finance Corp., 222 West Las Colinas Boulevard, Suite 1800, Irving, Texas 75039, Attention: Chief Financial Officer], (d) in the case of [                    , to                     ], and (e) in the case of [                    , via electronic delivery to                     ; for any information not available in electronic format, hard copies should be sent to                     ], or at such other address as shall be designated by such party in a written notice to the other parties. Where this Custodian Agreement provides for notice or delivery of documents to the Rating Agencies, failure to give such notice or deliver such documents shall not affect any other rights or obligations created hereunder.

12. Binding Effect. This Custodian Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Concurrently with the appointment of a successor indenture trustee under the Sale and Servicing Agreement, the parties hereto shall amend this Custodian Agreement to make said successor indenture trustee, the successor to the Indenture Trustee hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Custodian Agreement to be executed in its name and on its behalf by a duly authorized officer on the day and year first above written.

[INDENTURE TRUSTEE], as Indenture Trustee

By:
Name:
Title:

[CUSTODIAN], as Custodian

By:
Name:
Title:

EXETER FINANCE CORP., as Servicer

By:
Name:
Title:

CONFIRMED AND ACCEPTED BY:

EXETER AUTOMOBILE RECEIVABLES TRUST 20 - , as Issuer

By: [OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

[Custodian Agreement]

EXHIBIT A

CUSTODIAN’S ACKNOWLEDGEMENT

[Custodian] (“[        ]”), acting as Custodian (in such capacity, the “Custodian”) under a Custodian Agreement, dated as of             , 20    , among the Custodian, Exeter Finance Corp., as Servicer (the “Servicer”), and [Indenture Trustee], as Indenture Trustee (in such capacity, the “Indenture Trustee”), pursuant to which the Custodian holds on behalf of the Indenture Trustee for the benefit of the Noteholders certain “Receivable Files,” as described in the Sale and Servicing Agreement, dated as of             , 20     (the “Sale and Servicing Agreement”), among Exeter Automobile Receivables Trust 20    -    , as Issuer, EFCAR, LLC, as Seller, the Servicer, and [        ], as [Backup Servicer and as] Indenture Trustee, hereby acknowledges receipt of the (i) fully executed original of the Contract (which may contain electronic, facsimile or manual signatures) and (ii) Lien Certificate or, if such Lien Certificate has not yet been received, a copy of the application therefor, for each Receivable listed in the Schedule of Receivables attached as Schedule A to said Sale and Servicing Agreement, except as noted in the Custodian Exception List attached hereto as Schedule I and the Lien Perfection Exception List attached hereto as Schedule II.

IN WITNESS WHEREOF, [Custodian] has caused this acknowledgement to be executed by its duly authorized officer as of this     th day of             , 20    .

[CUSTODIAN],
as Custodian

By:
Name:
Title:

SCHEDULE I

Custodian Exception List

[On File with Exeter, the Indenture Trustee and Katten Muchin Rosenman LLP]

SCHEDULE II

Lien Perfection Exception List

[On File with Exeter, the Indenture Trustee and Katten Muchin Rosenman LLP]

EXHIBIT B

FORM OF RELEASE OF DOCUMENTS

            , 20

[Custodian]

[address]

Re:	Exeter Automobile Receivables Trust 20 -

Ladies and Gentlemen:

Reference is made to the Custodian Agreement, dated as of             , 20     (as amended, restated, supplemented or otherwise modified from time to time, the “Custodian Agreement”), among [Custodian], as custodian (in such capacity, the “Custodian”), Exeter Finance Corp, as servicer (the “Servicer”), and [Indenture Trustee], as indenture trustee (the “Indenture Trustee”).

Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed thereto in the Custodian Agreement. Capitalized terms used herein that are not otherwise defined herein or in the Custodian Agreement shall have the meaning ascribed thereto in the Sale and Servicing Agreement, dated as of             , 20     (the “Sale and Servicing Agreement”), among Exeter Automobile Receivables Trust 20    -    , as issuer, EFCAR, LLC, as seller, the Servicer[    ,]/[and] the Indenture Trustee [and [Backup Servicer], as backup servicer].

The undersigned, in its capacity as Servicer under the Custodian Agreement, hereby requests (check one):

             that the Custodian release to the Servicer the Receivable Files or other documents set forth on Schedule I to this Release of Documents. All documents so released to the Servicer shall be held by the Servicer on behalf of the Indenture Trustee for the benefit of the Noteholders in accordance with the terms of the Custodian Agreement and the Servicer agrees to return to the Custodian the Receivable File or other such documents when the Servicer’s need therefor no longer exists.

             that the Custodian permanently release to the Servicer the Receivable Files or other documents set forth on Schedule II to this Release of Documents and the Servicer certifies with respect to such Receivable Files that the related Receivable has been paid in full and that all amounts received in connection with such payments which are required to be deposited in the Collection Account as provided in the Sale and Servicing Agreement.

The undersigned has executed this Release of Documents as of the date first written above.

EXETER FINANCE CORP., as Servicer

By:
Name:
Title: